EXHIBIT 99.1
FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results;
Announces Additional $250 Million Share Repurchase Authorization
EMERYVILLE, Calif., Feb. 6, 2025 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $86.2 million, or $1.07 per diluted share, for the fourth quarter ended December 31, 2024, which compares to $92.8 million, or $1.15 per diluted share, for the third quarter ended September 30, 2024 and $83.4 million, or $1.01 per diluted share, for the fourth quarter ended December 31, 2023. Adjusted net income for the quarter was $86.1 million, or $1.07 per diluted share, which compares to $92.8 million, or $1.15 per diluted share, for the third quarter ended September 30, 2024 and $83.4 million, or $1.01 per diluted share, for the fourth quarter ended December 31, 2023.
Net income for the full year ended December 31, 2024 was $360.1 million, or $4.43 per diluted share, which compares to $322.1 million, or $3.84 per diluted share, for the year ended December 31, 2023. Adjusted net income for the year was $365.6 million, or $4.50 per diluted share, which compares to $322.1 million, or $3.84 per diluted share, for the year ended December 31, 2023. The non-GAAP financial measures adjusted net income and adjusted diluted earnings per share are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.
The company also announced today that its Board of Directors has authorized an additional $250 million share repurchase plan effective through December 31, 2027.
Adam Pollitzer, President and Chief Executive Officer of National MI, said, “The fourth quarter capped another year of standout success for National MI. In 2024, we delivered strong operating performance, generated significant NIW volume and consistent growth in our insured portfolio, and achieved record financial results and a 17.4% return on equity. We have a strong customer franchise, a talented team driving us forward every day, an exceptionally high-quality book covered by a comprehensive set of risk transfer solutions, and a robust balance sheet supported by the significant earnings power of our platform. Looking forward, we're well-positioned to continue delivering differentiated growth, returns and value for our shareholders, and today's incremental $250 million share repurchase authorization will provide investors with further ability to access value as we continue to perform, grow our earnings and compound book value.”
Selected fourth quarter 2024 highlights include:

•Primary insurance-in-force at quarter end was $210.2 billion, compared to $207.5 billion at the end of the third quarter and $197.0 billion at the end of the fourth quarter of 2023.

•Net premiums earned were $143.5 million, compared to $143.3 million in the third quarter and $132.9 million in the fourth quarter of 2023.

•Total revenue was $166.5 million, compared to $166.1 million in the third quarter and $151.4 million in the fourth quarter of 2023.

•Insurance claims and claim expenses were $17.3 million, compared to $10.3 million in the third quarter and $8.2 million in the fourth quarter of 2023. Loss ratio was 12.0%, compared to 7.2% in the third quarter and 6.2% in the fourth quarter of 2023.

•Underwriting and operating expenses were $31.1 million, compared to $29.2 million in the third quarter and $29.7 million in the fourth quarter of 2023. Expense ratio was 21.7%, compared to 20.3% in the third quarter and 22.4% in the fourth quarter of 2023.

•Net income was $86.2 million, compared to $92.8 million in the third quarter and $83.4 million in the fourth quarter of 2023. Diluted EPS was $1.07, compared to $1.15 in the third quarter and $1.01 in the fourth quarter of 2023.

•Shareholders’ equity was $2.2 billion at quarter end and book value per share was $28.21. Book value per share excluding the impact of net unrealized gains and losses in the investment portfolio was $29.80, up 4% compared to $28.71 in the third quarter and 17% compared to $25.54 in the fourth quarter of 2023.

EXHIBIT 99.1
•Annualized return on equity for the quarter was 15.6%, compared to 17.5% in the third quarter and 18.0% in the fourth quarter of 2023.

•At quarter-end, total PMIERs available assets were $3.1 billion and net risk-based required assets were $1.8 billion.

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	12/31/2024	9/30/2024	12/31/2023	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$210.2	$207.5	$197.0	1%	7%
New Insurance Written - NIW	11.9	12.2	8.9	(2)%	34%

FINANCIAL HIGHLIGHTS (Unaudited, $millions, except per share amounts)
Net Premiums Earned	$143.5	$143.3	$132.9	0%	8%
Net Investment Income	22.7	22.5	18.2	1%	25%
Insurance Claims and Claim Expenses	17.3	10.3	8.2	67%	110%
Underwriting and Operating Expenses	31.1	29.2	29.7	7%	5%
Net Income	86.2	92.8	83.4	(7)%	3%
Diluted EPS	$1.07	$1.15	$1.01	(7)%	6%
Book Value per Share (excluding net unrealized gains and losses) (2)	$29.80	$28.71	$25.54	4%	17%
Loss Ratio	12.0%	7.2%	6.2%
Expense Ratio	21.7%	20.3%	22.4%

(1)    Percentages may not be replicated based on the rounded figures presented in the table.
(2)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

Conference Call and Webcast Details

The company will hold a conference call, which will be webcast live today, February 6, 2025, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the “Investor Relations” section. The conference call can also be accessed by dialing (844) 481-2708 in the U.S., or (412) 317-0664 internationally, by referencing NMI Holdings, Inc.

About NMI Holdings, Inc.

NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995 (the “PSLRA”). The PSLRA provides a “safe harbor” for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believe,” “can,” “could,” “may,” “predict,” “assume,” “potential,” “should,” “will,” “estimate,” “perceive,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in general economic, market and political conditions and policies (including changes in interest rates and inflation) and investment

EXHIBIT 99.1
results or other conditions that affect the U.S. housing market or the U.S. markets for home mortgages, mortgage insurance, reinsurance and credit risk transfer markets, including the risk related to geopolitical instability, inflation, an economic downturn (including any decline in home prices) or recession, and their impacts on our business, operations and personnel; changes in the charters, business practices, policies, pricing or priorities of Fannie Mae and Freddie Mac (collectively, the GSEs), which may include decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; or changes in the direction of housing policy objectives of the Federal Housing Finance Agency (“FHFA”), such as the FHFA’s priority to increase the accessibility to and affordability of homeownership for low-and-moderate income borrowers and underrepresented communities; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (“PMIERs”) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (“D.C.”) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers such as the Federal Housing Administration, the U.S. Department of Agriculture’s Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; adoption of new or changes to existing laws, rules and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the implementation of the final rules defining and/or concerning “Qualified Mortgage” and “Qualified Residential Mortgage”; U.S. federal tax reform and other potential changes in tax law and their impact on us and our operations; legislative or regulatory changes to the GSEs’ role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential legal and regulatory claims, investigations, actions, audits or inquiries that could result in adverse judgements, settlements, fines or other reliefs that could require significant expenditures or have other negative effects on our business; our ability to successfully execute and implement our capital plans, including our ability to access the equity, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; lenders, the GSEs, or other market participants seeking alternatives to private mortgage insurance; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; decrease in the length of time our insurance policies are in force; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; climate risk and efforts to manage or regulate climate risk by government agencies could affect our business and operations; potential adverse impacts arising from the occurrence of any man-made disasters or public health emergencies, including pandemics; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; effectiveness and security of our information technology systems and digital products and services, including the risks these systems, products or services may fail to operate as expected or planned, or expose us to cybersecurity or third-party risks (including the exposure of our confidential customer and other information); and ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading “Risk Factors” detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures

We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of net realized gains or losses from our investment portfolio, periodic costs incurred in connection with capital markets transactions, and other infrequent, unusual or non-operating items in the periods in which such items are incurred.

EXHIBIT 99.1

Adjusted net income is defined as GAAP net income, excluding the after-tax effects of net realized gains or losses from our investment portfolio, periodic costs incurred in connection with capital markets transactions, and other infrequent, unusual or non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.

Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on investments, divided by shares outstanding.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1)    Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Other infrequent, unusual or non-operating items. Items that are the result of unforeseen or uncommon events, and are not expected to recur with frequency in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include infrequent, unusual or non-operating adjustments related to severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced in September 2021 and the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are infrequent or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.
(4) Net unrealized gains and losses on investments. The recognition of the net unrealized gains or losses on investment can vary significantly across periods and is influenced by factors such as interest rate movement, overall market and economic conditions, and tax and capital profiles. These valuation adjustments may not necessarily result in economic gains or losses and not reflective of ongoing operations.

Investor Contact
Gregory Epps
Manager, Investor Relations and Treasury
Investor.relations@nationalmi.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income (unaudited)	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$143,520	$132,940	$564,688	$510,768
Net investment income	22,718	18,247	85,316	67,512
Net realized investment gains (losses)	33	—	23	(33)
Other revenues	233	193	944	756
Total revenues	166,504	151,380	650,971	579,003
Expenses
Insurance claims and claim expenses	17,253	8,232	31,544	22,618
Underwriting and operating expenses	31,092	29,716	118,397	110,699
Service expenses	184	185	723	771
Interest expense	7,102	8,066	36,896	32,212
Total expenses	55,631	46,199	187,560	166,300

Income before income taxes	110,873	105,181	463,411	412,703
Income tax expense	24,706	21,768	103,305	90,593
Net income	$86,167	$83,413	$360,106	$322,110

Earnings per share
Basic	$1.09	$1.03	$4.51	$3.91
Diluted	$1.07	$1.01	$4.43	$3.84

Weighted average common shares outstanding
Basic	78,997	81,005	79,844	82,407
Diluted	80,623	82,685	81,273	83,854

Loss ratio (1)	12.0%	6.2%	5.6%	4.4%
Expense ratio (2)	21.7%	22.4%	21.0%	21.7%
Combined ratio (3)	33.7%	28.5%	26.6%	26.1%

Net income	$86,167	$83,413	$360,106	$322,110
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains in accumulated other comprehensive loss, net of tax (benefit) expense of $(11,374) and $19,580 for the three months ended December 31, 2024 and 2023, and $3,921 and $17,113 for the years ended December 31, 2024 and 2023, respectively	(42,787)	73,660	15,113	64,380
Reclassification adjustment for realized (gains) losses included in net income, net of tax expense (benefit) of $7 and $0 for the three months ended December 31, 2024 and 2023, and $0 and $(7) for the years ended December 31, 2024, and 2023, respectively	(26)	—	—	26
Other comprehensive (loss) income, net of tax	(42,813)	73,660	15,113	64,406
Comprehensive income	$43,354	$157,073	$375,219	$386,516
(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1

Consolidated balance sheets (unaudited)	December 31, 2024	December 31, 2023
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $2,876,343 and $2,542,862 as of December 31, 2024 and December 31, 2023, respectively)	$2,723,541	$2,371,021
Cash and cash equivalents (including restricted cash of $90 and $1,338 as of December 31, 2024 and December 31, 2023, respectively)	54,308	96,689
Premiums receivable, net	82,804	76,456
Accrued investment income	22,386	19,785
Deferred policy acquisition costs, net	64,327	62,905
Software and equipment, net	25,681	30,252
Intangible assets and goodwill	3,634	3,634
Reinsurance recoverable	32,260	27,514
Prepaid federal income taxes	322,175	235,286
Other assets	18,857	16,965
Total assets	$3,349,973	$2,940,507

Liabilities
Debt	$415,146	$397,595
Unearned premiums	65,217	92,295
Accounts payable and accrued expenses	103,164	86,189
Reserve for insurance claims and claim expenses	152,071	123,974
Deferred tax liability, net	386,192	301,573
Other liabilities	10,751	12,877
Total liabilities	1,132,541	1,014,503

Shareholders' equity
Common stock - $0.01 par value; 87,902,626 shares issued and 78,600,726 shares outstanding as of December 31, 2024 and 87,334,138 shares issued and 80,881,280 shares outstanding as of December 31, 2023 (250,000,000 shares authorized)	879	873
Additional paid-in capital	1,004,692	990,816
Treasury stock, at cost: 9,301,900 and 6,452,858 common shares as of December 31, 2024 and December 31, 2023, respectively	(246,594)	(148,921)
Accumulated other comprehensive loss, net of tax	(124,804)	(139,917)
Retained earnings	1,583,259	1,223,153
Total shareholders' equity	2,217,432	1,926,004
Total liabilities and shareholders' equity	$3,349,973	$2,940,507

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations (unaudited)
	As of and for the three months ended			For the year ended December 31,
	12/31/2024	9/30/2024	12/31/2023	2024	2023
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$143,520	$143,343	$132,940	$564,688	$510,768
Net investment income	22,718	22,474	18,247	85,316	67,512
Net realized investment gains (losses)	33	(10)	—	23	(33)
Other revenues	233	285	193	944	756
Total revenues	166,504	166,092	151,380	650,971	579,003
Expenses
Insurance claims and claim expenses	17,253	10,321	8,232	31,544	22,618
Underwriting and operating expenses	31,092	29,160	29,716	118,397	110,699
Service expenses	184	208	185	723	771
Interest expense	7,102	7,076	8,066	36,896	32,212
Total expenses	55,631	46,765	46,199	187,560	166,300

Income before income taxes	110,873	119,327	105,181	463,411	412,703
Income tax expense	24,706	26,517	21,768	103,305	90,593
Net income	$86,167	$92,810	$83,413	$360,106	$322,110

Adjustments:
Net realized investment (gains) losses	(33)	10	—	(23)	33
Capital markets transaction costs	—	—	—	6,966	—
Adjusted income before taxes	110,840	119,337	105,181	470,354	412,736

Income tax (benefit) expense on adjustments (1)	(7)	2	—	1,458	7
Adjusted net income	$86,141	$92,818	$83,413	$365,591	$322,136

Weighted average diluted shares outstanding	80,623	81,045	82,685	81,273	83,854

Diluted EPS	$1.07	$1.15	$1.01	$4.43	$3.84
Adjusted diluted EPS	$1.07	$1.15	$1.01	$4.50	$3.84

Return on equity	15.6%	17.5%	18.0%	17.4%	18.2%
Adjusted return on equity	15.6%	17.5%	18.0%	17.6%	18.2%

Expense ratio (2)	21.7%	20.3%	22.4%	21.0%	21.7%
Adjusted expense ratio (3)	21.7%	20.3%	22.4%	21.0%	21.7%

Combined ratio (4)	33.7%	27.5%	28.5%	26.6%	26.1%
Adjusted combined ratio (5)	33.7%	27.5%	28.5%	26.6%	26.1%

Book value per share (6)	$28.21	$27.67	$23.81
Book value per share (excluding net unrealized gains and losses) (7)	$29.80	$28.71	$25.54
(1)    Marginal tax impact of non-GAAP adjustments is calculated based on our statutory U.S. federal corporate income tax rate of 21%, except for those items that are not eligible for an income tax deduction.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1
(3)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions) by net premiums earned.
(4)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claim expenses by net premiums earned.
(5)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction) and insurance claims and claim expenses by net premiums earned.
(6)    Book value per share is calculated by dividing total shareholders’ equity by shares outstanding.
(7)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholders’ equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

Historical Quarterly Data	2024				2023
	December 31	September 30	June 30	March 31	December 31
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$143,520	$143,343	$141,168	$136,657	$132,940
Net investment income	22,718	22,474	20,688	19,436	18,247
Net realized investment gains (losses)	33	(10)	—	—	—
Other revenues	233	285	266	160	193
Total revenues	166,504	166,092	162,122	156,253	151,380
Expenses
Insurance claims and claim expenses	17,253	10,321	276	3,694	8,232
Underwriting and operating expenses	31,092	29,160	28,330	29,815	29,716
Service expenses	184	208	194	137	185
Interest expense	7,102	7,076	14,678	8,040	8,066
Total expenses	55,631	46,765	43,478	41,686	46,199

Income before income taxes	110,873	119,327	118,644	114,567	105,181
Income tax expense	24,706	26,517	26,565	25,517	21,768
Net income	$86,167	$92,810	$92,079	$89,050	$83,413

Earnings per share
Basic	$1.09	$1.17	$1.15	$1.10	$1.03
Diluted	$1.07	$1.15	$1.13	$1.08	$1.01

Weighted average common shares outstanding
Basic	78,997	79,549	80,117	80,726	81,005
Diluted	80,623	81,045	81,300	82,099	82,685

Other data
Loss ratio (1)	12.0%	7.2%	0.2%	2.7%	6.2%
Expense ratio (2)	21.7%	20.3%	20.1%	21.8%	22.4%
Combined ratio (3)	33.7%	27.5%	20.3%	24.5%	28.5%
(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	($ Values In Millions, except as noted below)
New insurance written (NIW)	$11,925	$12,218	$12,503	$9,398	$8,927
New risk written	3,134	3,245	3,335	2,486	2,354
Insurance-in-force (IIF) (1)	210,183	207,538	203,501	199,373	197,029
Risk-in-force (RIF) (1)	56,113	55,253	53,956	52,610	51,796
Policies in force (count) (1)	659,567	654,374	645,276	635,662	629,690
Average loan size ($ value in thousands) (1)	$319	$317	$315	$314	$313
Coverage percentage (2)	26.7%	26.6%	26.5%	26.4%	26.3%
Loans in default (count) (1)	6,642	5,712	4,904	5,109	5,099
Default rate (1)	1.01%	0.87%	0.76%	0.80%	0.81%
Risk-in-force on defaulted loans (1)	$545	$468	$401	$414	$408
Average net premium yield (3)	0.27%	0.28%	0.28%	0.28%	0.27%
Earnings from cancellations	$0.8	$0.8	$1.0	$0.6	$1.0
Annual persistency (4)	84.6%	85.5%	85.4%	85.8%	86.1%
Quarterly run-off (5)	4.5%	4.0%	4.2%	3.6%	3.4%
(1)    Reported as of the end of the period.
(2)    Calculated as end of period RIF divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given twelve-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three-month period.
NIW, IIF and Premiums
The tables below present primary NIW and primary IIF, as of the dates and for the periods indicated.

Primary NIW	For the three months ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(In Millions)
Monthly	$11,688	$11,978	$12,288	$9,175	$8,614
Single	237	240	215	223	313
Total	$11,925	$12,218	$12,503	$9,398	$8,927

EXHIBIT 99.1

Primary IIF	As of
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(In Millions)
Monthly	$192,228	$189,241	$184,862	$180,343	$177,764
Single	17,955	18,297	18,639	19,030	19,265
Total	$210,183	$207,538	$203,501	$199,373	$197,029

    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction, 2018 QSR Transaction, 2020 QSR Transaction, 2021 QSR Transaction, 2022 QSR Transaction, 2022 Seasoned QSR Transaction, 2023 QSR Transaction, and 2024 QSR Transaction and collectively, the QSR Transactions), insurance-linked note transactions (the 2021-1 ILN Transaction, and 2021-2 ILN Transaction and collectively, the ILN Transactions), and traditional reinsurance transactions (the 2022-1 XOL Transaction, 2022-2 XOL Transaction, 2022-3 XOL Transaction, 2023-1 XOL Transaction, 2023-2 XOL Transaction, and 2024 XOL Transaction and collectively, the XOL Transactions) for the periods indicated.

	For the three months ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(In Thousands)
The QSR Transactions
Ceded risk-in-force	$13,024,200	$12,968,039	$12,815,434	$12,669,207	$12,626,541
Ceded premiums earned	(41,596)	(41,761)	(41,555)	(41,269)	(41,218)
Ceded claims and claim expenses (benefits)	4,075	2,449	(138)	659	2,447
Ceding commission earned	9,997	10,152	10,222	10,292	9,561
Profit commission	20,149	21,883	24,351	23,407	22,057

The ILN Transactions (1)
Ceded premiums	$(4,217)	$(4,302)	$(5,858)	$(5,976)	$(6,305)

The XOL Transactions
Ceded premiums	$(9,969)	$(9,760)	$(9,403)	$(9,223)	$(8,302)
(1)    Effective July 25, 2024 and December 27, 2024, NMIC exercised its optional termination rights to terminate and commute its previously outstanding excess-of-loss reinsurance agreements with Oaktown Re III Ltd. and Oaktown Re V Ltd., respectively. In connection with the terminations and commutations, the insurance-linked notes issued by Oaktown Re III Ltd. and Oaktown Re V Ltd. were redeemed in full with a distribution of remaining collateral assets.

EXHIBIT 99.1
    The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended			For the year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(In Millions)
>= 760	$6,508	$6,615	$4,564	$24,808	$22,995
740-759	2,090	2,057	1,542	8,098	6,769
720-739	1,621	1,529	1,280	5,907	5,484
700-719	890	1,040	816	3,794	2,816
680-699	575	652	568	2,392	1,946
<=679	241	325	157	1,045	463
Total	$11,925	$12,218	$8,927	$46,044	$40,473
Weighted average FICO	758	757	755	757	760

Primary NIW by LTV	For the three months ended			For the year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(In Millions)
95.01% and above	$1,510	$1,568	$990	$5,908	$3,713
90.01% to 95.00%	5,370	5,720	4,107	21,149	18,929
85.01% to 90.00%	3,740	3,584	2,947	13,994	13,597
85.00% and below	1,305	1,346	883	4,993	4,234
Total	$11,925	$12,218	$8,927	$46,044	$40,473
Weighted average LTV	92.1%	92.3%	92.2%	92.3%	92.1%

Primary NIW by purchase/refinance mix	For the three months ended			For the year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(In Millions)
Purchase	$10,799	$11,708	$8,759	$43,921	$39,629
Refinance	1,126	510	168	2,123	844
Total	$11,925	$12,218	$8,927	$46,044	$40,473
The table below presents a summary of our primary IIF and RIF by book year as of December 31, 2024.

Primary IIF and RIF	As of December 31, 2024
	IIF	RIF
Book Year	(In Millions)
2024	$43,560	$11,552
2023	34,284	9,047
2022	47,598	12,703
2021	50,699	13,634
2020	21,145	5,795
2019 and before	12,897	3,382
Total	$210,183	$56,113

EXHIBIT 99.1
    The tables below present our total primary IIF and RIF by FICO and LTV, and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	December 31, 2024	September 30, 2024	December 31, 2023
	(In Millions)
>= 760	$105,315	$103,764	$98,034
740-759	37,321	36,830	34,829
720-739	29,343	28,930	27,755
700-719	19,766	19,654	18,734
680-699	13,374	13,326	12,867
<=679	5,064	5,034	4,810
Total	$210,183	$207,538	$197,029

Primary RIF by FICO	As of
	December 31, 2024	September 30, 2024	December 31, 2023
	(In Millions)
>= 760	$27,883	$27,396	$25,523
740-759	10,006	9,850	9,207
720-739	7,926	7,788	7,387
700-719	5,383	5,337	5,021
680-699	3,615	3,590	3,433
<=679	1,300	1,292	1,225
Total	$56,113	$55,253	$51,796

Primary IIF by LTV	As of
	December 31, 2024	September 30, 2024	December 31, 2023
	(In Millions)
95.01% and above	$23,555	$22,644	$19,609
90.01% to 95.00%	103,472	101,872	95,415
85.01% to 90.00%	64,290	63,568	60,348
85.00% and below	18,866	19,454	21,657
Total	$210,183	$207,538	$197,029

Primary RIF by LTV	As of
	December 31, 2024	September 30, 2024	December 31, 2023
	(In Millions)
95.01% and above	$7,345	$7,054	$6,062
90.01% to 95.00%	30,563	30,100	28,184
85.01% to 90.00%	15,956	15,777	14,961
85.00% and below	2,249	2,322	2,589
Total	$56,113	$55,253	$51,796

Primary RIF by Loan Type	As of
	December 31, 2024	September 30, 2024	December 31, 2023

Fixed	98%	98%	98%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	2
Total	100%	100%	100%

EXHIBIT 99.1
The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	As of and for the three months ended
	December 31, 2024	September 30, 2024	December 31, 2023
	(In Millions)
IIF, beginning of period	$207,538	$203,501	$194,781
NIW	11,925	12,218	8,927
Cancellations, principal repayments and other reductions	(9,280)	(8,181)	(6,679)
IIF, end of period	$210,183	$207,538	$197,029
Geographic Dispersion
The following table shows the distribution by state of our primary RIF as of the periods indicated:

Top 10 primary RIF by state	As of
	December 31, 2024	September 30, 2024	December 31, 2023
California	10.1%	10.1%	10.2%
Texas	8.6	8.7	8.7
Florida	7.3	7.4	7.6
Georgia	4.1	4.1	4.1
Washington	3.9	3.9	4.0
Illinois	3.8	3.9	4.0
Virginia	3.7	3.8	3.9
Pennsylvania	3.4	3.4	3.4
Ohio	3.3	3.2	3.0
North Carolina	3.2	3.1	3.0
Total	51.4%	51.6%	51.9%

EXHIBIT 99.1
The table below presents selected primary portfolio statistics, by book year, as of December 31, 2024.

	As of December 31, 2024
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current Default Rate (3)
	($ Values in Millions)
2015 and prior	$16,035	$885	6%	67,989	4,903	99	208	2.7%	0.5%	2.0%
2016	21,187	1,498	7%	83,626	8,076	158	187	1.7%	0.4%	2.0%
2017	21,582	1,867	9%	85,897	10,577	267	184	1.9%	0.5%	2.5%
2018	27,295	2,433	9%	104,043	13,152	420	184	2.5%	0.6%	3.2%
2019	45,141	6,214	14%	148,423	27,442	511	97	2.0%	0.4%	1.9%
2020	62,702	21,145	34%	186,174	73,926	598	51	1.4%	0.3%	0.8%
2021	85,574	50,699	59%	257,972	167,892	1,679	74	3.5%	0.7%	1.0%
2022	58,734	47,598	81%	163,281	138,915	2,002	68	17.9%	1.3%	1.4%
2023	40,473	34,284	85%	111,994	98,711	725	10	14.4%	0.7%	0.7%
2024	46,044	43,560	95%	120,747	115,973	183	—	6.2%	0.2%	0.2%
Total	$424,767	$210,183		1,330,146	659,567	6,642	1,063
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1
    The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses:

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
	(In Thousands)
Beginning balance	$135,520	$116,078	$123,974	$99,836
Less reinsurance recoverables (1)	(29,214)	(25,956)	(27,514)	(21,587)
Beginning balance, net of reinsurance recoverables	106,306	90,122	96,460	78,249

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	21,674	17,298	93,206	78,285
Prior years (3)	(4,421)	(9,789)	(61,662)	(56,390)
Total claims and claim expenses incurred (4)	17,253	7,509	31,544	21,895

Less claims paid:
Claims and claim expenses paid:
Current year (2)	458	481	638	600
Prior years (3)	3,290	1,181	7,555	3,575
Reinsurance terminations	—	(491)	—	(491)
Total claims and claim expenses paid	3,748	1,171	8,193	3,684

Reserve at end of period, net of reinsurance recoverables	119,811	96,460	119,811	96,460
Add reinsurance recoverables (1)	32,260	27,514	32,260	27,514
Ending balance	$152,071	$123,974	$152,071	$123,974
(1)    Related to ceded losses recoverable under the QSR Transactions
(2)    Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance and included $83.5 million attributed to net case reserves and $8.1 million attributed to net IBNR reserves for the year ended December 31, 2024, $70.6 million attributed to net case reserves and $6.3 million attributed to net IBNR reserves for the year ended December 31, 2023.
(3)    Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance and included $54.1 million attributed to net case reserves and $6.3 million attributed to net IBNR reserves for the year ended December 31, 2024, $50.9 million attributed to net case reserves and $4.5 million attributed to net IBNR reserves for the year ended December 31, 2023.
(4)    Excludes a $0.7 million termination fee for the year ended December 31, 2023 incurred in connection with the amendment of the 2020 QSR Transaction.

    The following table provides a reconciliation of the beginning and ending count of loans in default:

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
Beginning default inventory	5,712	4,594	5,099	4,449
Plus: new defaults	2,742	2,039	8,757	6,758
Less: cures	(1,684)	(1,458)	(6,899)	(5,892)
Less: claims paid	(108)	(70)	(276)	(199)
Less: rescission and claims denied	(20)	(6)	(39)	(17)
Ending default inventory	6,642	5,099	6,642	5,099

EXHIBIT 99.1
    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated:

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
	($ Values In Thousands)
Number of claims paid (1)	108	70	276	199
Total amount paid for claims	$4,777	$2,060	$10,491	$5,192
Average amount paid per claim	$44	$29	$38	$26
Severity (2)	65%	64%	61%	55%
(1)    Count includes 32 and 88 claims settled without payment during the three months and year ended December 31, 2024, respectively, and 23 and 70 claims settled without payment during the three months and year ended December 31, 2023, respectively.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.
    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the dates indicated:

Average reserve per default:	As of
	December 31, 2024	December 31, 2023
	(In Thousands)
Case (1)	$21.0	$22.4
IBNR (1) (2)	1.9	1.9
Total	$22.9	$24.3
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.
    The following table provides a comparison of the PMIERs available assets and net risk-based required asset amount as reported by NMIC as of the dates indicated:

	As of
	December 31, 2024	September 30, 2024	December 31, 2023
	(In Thousands)
Available assets	$3,108,211	$3,006,892	$2,717,804
Net risk-based required assets	1,828,807	1,735,790	1,516,140